UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2009

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 19, 2009, MSCI Inc. (the “Registrant”) entered into an Underwriting Agreement (the “Agreement”) with Morgan Stanley and Morgan Stanley and Co. Incorporated, as the representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), for the sale by Morgan Stanley of an aggregate of 27,708,653 shares of the Registrant's class A common stock, par value $0.01 per share.  The secondary offering is being made pursuant to the Registrant’s registration statement on Form S-3 (Registration No. 333-159311) dated May 18, 2009.  The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement. The Agreement is filed as Exhibit 1.1 to this Form 8-K. The description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated May 19, 2009, among MSCI Inc., Morgan Stanley and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule I thereto
Exhibit 5.1	Opinion of Davis Polk & Wardwell
Exhibit 23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 22, 2009	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman